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                                                                    EXHIBIT 23.6


                        CONSENT OF CHASE SECURITIES INC.



          We hereby consent to the use of our opinion letter to the Board of Directors of Wisconsin Energy Corporation, which is included as an exhibit to this Registration Statement, and all references to our firm and such opinion letter included in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                           CHASE SECURITIES INC.


                                           By: /s/ Colin Bryan
                                               ------------------------------
                                            Name:   Colin Bryan
                                            Title:  Vice President



New York, New York
September 9, 1999